SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                     _______________________


                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 19, 1997


                     BROAD NATIONAL BANCORPORATION
      (Exact name of registrant as specified in its charter)


     New Jersey             0-16637             22-2395057
(State or other    (Commission File Number)    (I.R.S. Employer
jurisdiction                                  Identification No.)
of Incorporation)


 905 Broad Street, Newark, New Jersey         07102
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (201) 624-2300


     _______________________________________________________
   (Former name, former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     Broad National Bancorporation (the "Company") issued a press release on June 24, 1997, a copy of which is attached hereto as
Exhibit 99 and is incorporated herein by reference, announcing that on June 19, 1997, the Board of Directors of the Company authorized the purchase, through open market transactions, of up to $4,000,000 market value of the Company's common stock. Management was given discretion to determine the number and pricing of the shares to be purchased, as well as, the timing of any such purchases. The Company will purchase its shares through Ryan, Beck & Co. or other broker dealers at prices for the common stock prevailing from time to time in NASDAQ's National Market.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS. The following Exhibits are filed with this report:

     EXHIBIT NO.      DESCRIPTION

     99         Press Release, issued June 24, 1997.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              BROAD NATIONAL BANCORPORATION


Date: June 24, 1997           By:  /s/ JAMES BOYLE
                                James Boyle
                                  Treasurer

                        INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION                       PAGE

99                  Press Release,                4
                    issued April 8, 1997.

                            Exhibit 99

For Immediate Release


                     BROAD NATIONAL ANNOUNCES
                  INTENTION TO REPURCHASE STOCK


     NEWARK, N.J. - JUNE 24, 1997 - Broad National Bancorporation (NASDAQ:BNBC) (the "Company") today announced that on June 19, 1997, the Board of Directors of the Company authorized the purchase, through open market transactions, of up to $4,000,000 market value of the Company's common stock. Management was given discretion to determine the number and pricing of the shares to be purchased, as well as, the timing of any such purchases. The Company intends to purchase its shares through Ryan, Beck & Co. or other broker dealers at prices for the common stock prevailing from time to time in NASDAQ's National Market.

     The repurchased shares will be held in treasury and may be used by the Company for general corporate purposes including stock-based employee benefit plans and stock dividends. It is expected that the stock repurchases will be funded by cash generated through cash on hand, operations and other sources. At April 30, 1997, the Company had 4,584,688 common shares outstanding.

     Donald M. Karp, Chairman of the Board of Directors, said "The Company's purchase of common stock will be carried out in a manner designed to avoid disrupting the market and may, therefore, occur over an extended period of time." Purchasing activities may be discontinued and resumed at any time, as market conditions warrant.

     The Company is the parent holding company of Broad National Bank, a national banking association organized in 1925 under the laws of the United States with fifteen branches servicing the New Jersey counties of Essex, Union, Bergen, Hudson and Middlesex. The Bank is a full-service commercial bank which offers a broad range of commercial and retail banking services. As of March 31, 1997, the Company had total consolidated assets of $531.6 million, total deposits of $481.9 million and total shareholders' equity of $38.9 million.


     For additional information contact: James Boyle, Senior Vice
President and Treasurer at (201) 596-2760.